UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2022

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2022, Full House Resorts, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Lewis A. Fanger, pursuant to which Mr. Fanger will continue to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer through May 19, 2025. The Employment Agreement is substantially similar to Mr. Fanger’s prior employment agreement that expired on May 17, 2022, other than an increase in his annual base salary to $425,000. Mr. Fanger continues to serve on the Company’s Board of Directors (the “Board”). Subject to the Board’s fiduciary duties, the Company agreed to cause Mr. Fanger to be nominated to stand for election to the Board at any meeting of the stockholders of the Company during which any such election is held during the term of the Employment Agreement. Mr. Fanger will not receive any additional compensation for his service as a member of the Board. In the event Mr. Fanger is no longer employed by the Company for any reason, Mr. Fanger agreed to resign from the Board effective as of the last day of his employment. The Employment Agreement is substantially similar to Mr. Fanger’s prior employment agreement, and provides that:

●	In addition to his base salary, Mr. Fanger has an opportunity to earn an annual discretionary cash performance bonus, based on achievement of individual and Company-based performance criteria established by the Board or its compensation committee, in consultation with the chief executive officer, as applicable.
●	Each year, the Company will issue long-term incentives under the Company’s 2015 Equity Incentive Plan, as amended from time to time, to Mr. Fanger, consisting of a mix of stock options, restricted stock grants or other equity-based awards. The annual long-term incentive grant is expected to approximate 125% of Mr. Fanger’s base salary then in effect (including, in the case of options, as determined by a Black-Scholes valuation), though the Board or its compensation committee retains discretion to adjust such percentage based on the advice of its compensation consultant and for circumstances applicable to the Company and Mr. Fanger.
●	Mr. Fanger is entitled to (i) participate in customary health and employee benefit plans on the same basis as they are available to other senior executives, and (ii) Company-paid life insurance and disability policies each in the amount of $425,000.
●	Upon Mr. Fanger’s termination of employment due to death or disability, all vested and outstanding stock options held by Mr. Fanger on the termination date may be exercised. In addition to those already vested, each outstanding, unvested stock option, restricted stock, or other equity-based award held by Mr. Fanger shall conditionally vest and become exercisable with respect to the number of shares underlying each such award that would have vested over the one-year period immediately following the termination date, had Mr. Fanger remained employed by the Company during such one-year period. The remaining unvested portion of each award will terminate.
●	If Mr. Fanger’s employment is terminated by the Company without “Cause” or by Mr. Fanger for “Good Reason” (each, as defined in the Employment Agreement), then, in addition to accrued amounts, Mr. Fanger will be entitled to receive the following payments and benefits:
o	cash severance in the aggregate amount equal to (i) a pro-rata bonus equal to the average of the cash portion of annual bonuses earned in the immediately preceding two years; and (ii) one year’s salary, each payable in installments for one year after the termination date or, if the termination occurs within six months following a change in control, in a lump sum;
o	any unpaid annual bonus to which Mr. Fanger would have become entitled for the calendar year of the Company that ends prior to the calendar year in which the termination date occurs had Mr. Fanger remained employed through the payment date, payable in a single lump-sum payment on the date on which annual bonuses are paid to Company’s senior executives generally for such calendar year, but in no event later than March 15th of the calendar year immediately following the calendar year in which the termination date occurs, with the actual date within such period determined by the Company in its sole discretion; and
o	Company-paid healthcare continuation coverage for Mr. Fanger and his dependents for one year after the termination date, unless covered or eligible to be covered by comparable insurance by a subsequent employer.

Mr. Fanger’s right to receive the severance payments and benefits (either in connection with a change in control or outside the change in control context) described above is subject to the delivery of an effective mutual general release of claims. The Employment Agreement also contains confidentiality, non-solicitation and non-competition provisions.

A copy of the Employment Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2022, the Company held its Annual Meeting of Stockholders. A total of 29,287,030 shares (85.3% of shares outstanding as of the record date) of the Company’s common stock were present or represented by proxy at the meeting. The results of stockholder voting on the four proposals presented were as follows:

Proposal 1 – Stockholders elected the following nine directors nominated by the board of directors, to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth R. Adams	21,966,106	1,743,774	509,025	5,068,125
Carl G. Braunlich	21,874,949	1,835,453	508,503	5,068,125
Lewis A. Fanger	21,524,774	2,185,992	508,139	5,068,125
Eric J. Green	23,643,218	66,991	508,696	5,068,125
Lynn M. Handler	22,368,268	1,197,418	653,219	5,068,125
Michael A. Hartmeier	23,677,457	31,547	509,901	5,068,125
Daniel R. Lee	23,628,213	82,409	508,283	5,068,125
Kathleen M. Marshall	21,896,987	1,813,441	508,477	5,068,125
Michael P. Shaunnessy	21,937,709	1,772,481	508,715	5,068,125

Proposal 2 – Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022:

For	Against	Abstain	Broker Non-Votes
28,768,181	16,613	502,236	―

Proposal 3 – Stockholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the 2022 proxy statement:

For	Against	Abstain	Broker Non-Votes
21,100,215	2,457,776	660,914	5,068,125

Item 8.01	Other Events

On May 19, 2022, the composition of three committees of the Board was changed. Effective immediately, the audit committee now consists of Kenneth Adams, Kathleen Marshall, and Michael Shaunnessy, with Mr. Shaunnessy serving as its chair. The nominating and corporate governance committee now consists of Carl Braunlich, Eric Green, Lynn Handler and Michael Hartmeier, with Mr. Hartmeier serving as its chair. The compliance committee now consists of Kenneth Adams, Carl Braunlich, Lynn Handler, Daniel R. Lee and Kathleen Marshall, with Mr. Adams serving as its chair.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	10.1	Employment Agreement, dated May 19, 2022, between Full House Resorts, Inc. and Lewis A. Fanger
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 23, 2022	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer